Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Anixa Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type(1)	Fee Calculation or Carry Forward Rule	Amount Registered and Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Common Stock
	Equity	Preferred Stock
	Other	Purchase Contract
	Other	Warrants(4)
	Other	Subscription Rights (5)
	Other	Depositary Shares
	Debt	Debt Securities(3)
	Other	Units (6)

	Unallocated (Universal) Shelf	-	Rule 457(o)	(1)(2)	$105,457,367	$0.00015310	$16,146
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	-			-			-	-	-
	Equity	Preferred Stock
	Other	Purchase Contract
	Other	Warrants(4)
	Other	Subscription Rights (5)
	Other	Depositary Shares
	Debt	Debt Securities(3)
	Other	Units (6)
	Unallocated (Universal) Shelf		Rule 415 (a)(6)	(7)	$94,542,633		$0	S-3	333-267369	September 19, 2022	$18,540
	Total Offering Amounts				$200,000,000		$16,146
	Total Fees Previously Paid						$0
	Total Fees Offsets						$0
	Net Fee Due						$16,146

(1)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $200,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder.
(2)	The proposed maximum offering price per security for the primary offering will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Debt securities may be senior or subordinated, convertible or non-convertible and secured or unsecured.
(4)	Warrants may represent rights to purchase debt securities, common stock, preferred stock or other securities registered hereunder.
(5)	Subscription rights evidence rights to purchase any securities of the Registrant registered under this registration statement.
(6)	Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.
(7)

Pursuant to Rule 415(a)(6), the securities being registered hereunder include $94,542,633 of unsold securities which remain unsold as of the date hereof (the “Unsold Securities”), previously registered by the registrant’s registration statement on Form S-3 (File No. 333-267369), which was originally filed with the SEC on September 9, 2022 and declared effective on September 19, 2022 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $18,540.00 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is registering new securities on the registration statement with an aggregate initial offering price of $105,457,367 (“New Securities”) on this registration statement. A filing fee of $16,146 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of New Securities, if any, to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		-	-	-		-
Fee Offset Sources	-	-	-		-						-
Rules 457(p)
Fee Offset Claims	-	-	-	-		-	-	-	-	-
Fee Offset Sources	-	-	-		-						-

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
-	-	-	-	-	-	-